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                                                                       EXHIBIT 2
                             POST PROPERTIES, INC.
                            (a Georgia corporation)
                                  Common Stock
                           (Par Value $.01 Per Share)

                                TERMS AGREEMENT


                                                         Dated: October 29, 1998

To:  Post Properties, Inc.
     4401 Northside Parkway, Suite 800
     Atlanta, Georgia 30327



Ladies and Gentlemen:

     We understand that Post Properties, Inc., a Georgia corporation (the "Company"), proposes to issue and sell the number of its shares of common stock, par value $0.01 per share (the "Common Stock") set forth below. Subject to the terms and conditions set forth or incorporated by reference herein, we offer to purchase the number of Initial Underwritten Securities (as defined in the Purchase Agreement referred to below) set forth below, and the Option Underwritten Securities (as defined in the Purchase Agreement referred to below), to the extent any are purchased.

                                                Number of Shares of Initial
                  Underwriter                     Underwritten Securities
                  -----------                     -----------------------
     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated                             1,000,000
                                                          ---------

                     Total                                1,000,000
                                                          ---------

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     The Underwritten Securities shall have the following terms:


TITLE: Common Stock
NUMBER OF SHARES: 1,000,000
NUMBER OF OPTION UNDERWRITTEN SECURITIES: 150,000
INITIAL PUBLIC OFFERING PRICE PER SHARE: $38.6875
PURCHASE PRICE PER SHARE: $36.7075
LISTING REQUIREMENTS: Approved for listing on the NYSE
LOCK-UP PROVISIONS: 30 days from the date hereof
CLOSING DATE AND LOCATION: November 4, 1998 at 9:00 a.m. at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004.


     All the provisions contained in the document attached as Annex A hereto entitled "Post Properties, Inc. -- Common Stock, Preferred Stock and Depositary Shares -- Purchase Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.
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Please accept this offer no later than 5:00 p.m. (New York City time) on
October 29, 1998 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                    Very truly yours,


                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                 INCORPORATED

                                        By: /s/ Tjarda Clagett
                                           ------------------------------
                                             Name:  Tjarda Clagett
                                             Title: Director


Accepted:

By: POST PROPERTIES, INC.


    By: /s/ Sherry W. Cohen
        ---------------------------
        Name:  Sherry W. Cohen
        Title: EVP